Exhibit 99(a)(1)(C)

Letter of Transmittal
to Tender Shares of Series D Convertible Preferred Stock
and
Six-Year Warrants to Purchase Shares of Common Stock
expiring in 2007 and having an exercise price of $8.00 per Share of
i-STAT CORPORATION
Pursuant to the Offer to Purchase dated December 29, 2003
by
Senator Acquisition Corporation
a wholly owned subsidiary of
ABBOTT LABORATORIES

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON TUESDAY, JANUARY 27, 2004, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:
EquiServe Trust Company, N.A.

By Mail:	By Overnight Courier:	By Hand:
EquiServe Trust Company, N.A. P.O. Box 43014 Providence, RI 02940-3014	EquiServe Trust Company, N.A. Attn: Corporate Actions 150 Royall St. Canton, MA 02021	Securities Transfer & Reporting Services, Inc. c/o EquiServe Limited Partnership 100 Williams Street Galleria New York, NY 10038
By Manually Signed Facsimile Transmission: (for Eligible Institutions only) (781) 575-2901 Confirm Facsimile By Telephone: (781) 575-3910

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED THEREFOR BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED, AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW. THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SECURITIES TENDERED

Names and Addresses of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Certificate(s))	Certificate(s) and Securit(ies) Tendered (Please attach additional signed list, if necessary)

	Certificate Number(s)	Total Number of Securities Represented by Certificate(s) (Specify whether Series D Shares or Warrants)	Number of Securities Tendered(1)

Total Series D Shares Tendered:

Total Warrants Tendered:

(1)
Unless otherwise indicated, all Securities represented by certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

        This Letter of Transmittal is to be used by holders of Series D Shares and Warrants (each as defined below) of i-STAT Corporation (the "Company"), if certificates for Securities (as defined below) are to be forwarded herewith.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to Senator Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Abbott Laboratories, an Illinois corporation ("Abbott"), the above-described shares of Series D Convertible Preferred Stock, par value $.10 per share (the "Series D Shares"), of i-STAT Corporation, a Delaware corporation (the "Company") and/or six-year warrants to purchase shares of common stock, par value $.15 per share (the "Common Shares"), of the Company, expiring in 2007 and having an exercise price of $8.00 per Share (the "Warrants"), pursuant to the Purchaser's offer to purchase (i) all outstanding Series D Shares at a price per Series D Share of $15.35 multiplied by the number of Common Shares issuable upon conversion of a Series D Share as of the final expiration of the offer and (ii) all outstanding Warrants at a price of $7.35 per Common Share purchasable pursuant to each such Warrant, in each case net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 29, 2003, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto, collectively constitute the "Offer").

        Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the Securities tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to all of the Securities that are being tendered hereby (and any and all dividends, distributions, rights, Common Shares or other securities issued or issuable in respect thereof on or after the date hereof (collectively, "Distributions")) and irrevocably constitutes and appoints EquiServe Trust Company, N.A. (the "Depositary") the true and lawful agent and attorney-in-fact of the undersigned with respect to such Securities (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Securities (and any and all Distributions), together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Securities (and any and all Distributions) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities (and any and all Distributions), all in accordance with the terms of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Richard A. Gonzalez and Thomas C. Freyman, and each of them, and any other designees of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (i) to vote at any annual or special meeting of the Company's stockholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to, (ii) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to and (iii) to otherwise act as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to, all of the Securities (and any and all Distributions) tendered hereby and accepted for payment by the Purchaser. This appointment will be effective if and when, and only to the extent that, the Purchaser accepts such Securities for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Securities in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Securities (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). The Purchaser reserves the right to require that, in order for the Securities to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of such Securities, the Purchaser must be able to exercise full voting, consent and other rights with respect to such Securities (and any and all Distributions), including voting at any meeting of the Company's stockholders.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Securities tendered hereby (and any and all Distributions) and that, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title to such Securities (and any and all Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Securities tendered hereby (and any and all Distributions). In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of the Purchaser all Distributions in respect of the Securities tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Securities tendered hereby or deduct from such purchase price the amount or value of such Distribution as determined by the Purchaser in its sole discretion.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The undersigned understands that the valid tender of the Securities pursuant to the procedures described in Section 3 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Merger Agreement, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Securities tendered hereby.

        Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of all of the Securities purchased and, if appropriate, return any certificates for the Securities not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under "Description of Securities Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of all of the Securities purchased and, if appropriate, return any certificates for the Securities not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Securities Tendered." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue the check for the purchase price of all Securities purchased and, if appropriate, return any certificates evidencing Securities not tendered or not accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and, if appropriate, return any such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Securities from the name of the registered holder thereof if the Purchaser does not accept for payment any of the Securities so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the purchase price of Securities accepted for payment and/or Certificates not tendered or accepted for payment are to be issued in the name of someone other than the undersigned.

Issue:	☐ Check ☐ Series D Share Certificate(s) ☐ Warrant Certificate(s) to:
Name
(Please Print)
Address
(Include Zip Code)
(Taxpayer Identification or Social Security Number) (Also Complete Substitute Form W-9 Below)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the purchase price of Securities accepted for payment and/or Certificates not tendered or accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Securities Tendered."

Mail:	☐ Check ☐ Series D Share Certificate(s) ☐ Warrant Certificate(s) to:
Name
(Please Print)
Address
(Include Zip Code)
(Taxpayer Identification or Social Security Number) (Also Complete Substitute Form W-9 Below)

IMPORTANT
SECURITYHOLDER: SIGN HERE
(Please Complete Substitute Form W-9 Included Herein)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title):
(See Instructions)
Address
(Include Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number
(See Substitute Form W-9)
Dated	, 200

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on security certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1 and 5)

Authorized Signature(s)
Name
Name of Firm
Address
(Include Zip Code)
Area and Telephone Number
Dated:	, 200

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of Securities tendered herewith, unless such registered holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) if Securities are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

        2.    Requirements of Tender.    This Letter of Transmittal is to be completed by securityholders if certificates are to be forwarded herewith. Certificates evidencing tendered Securities as well as this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase).

        THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND THE RISK OF THE TENDERING SECURITYHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        No alternative, conditional or contingent tenders will be accepted. All tendering securityholders, by execution of this Letter of Transmittal (or a manually signed facsimile hereof), waive any right to receive any notice of the acceptance of their Securities for payment.

        3.    Inadequate Space.    If the space provided herein is inadequate, the Certificate numbers and/or the number of Securities and any other required information should be listed on a separate signed schedule attached hereto.

        4.    Partial Tenders.    If fewer than all of the Securities evidenced by any Certificate are to be tendered, fill in the number of Securities that are to be tendered in the box entitled "Number of Securities Tendered" in the "Description of Securities Tendered." In this case, new Certificates for the Securities that were evidenced by your old Certificates, but were not tendered by you, will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Securities represented by Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Securities tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

        If any of the Securities tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any of the tendered Securities are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

        If this Letter of Transmittal or any Certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.

        If this Letter of Transmittal is signed by the registered holder(s) of the Securities listed and transmitted hereby, no endorsements of Certificates or separate stock powers are required unless payment is to be made or Certificate(s) not tendered or not accepted for payment are to be issued in the name of any person(s) other than the registered holder(s). Signatures on any such Certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate(s). Signature(s) on any such Certificates or stock powers must be guaranteed by an Eligible Institution.

        6.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 6, the Purchaser or any successor entity thereto will pay all stock transfer taxes with respect to the transfer and sale of any Securities to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if Certificate(s) for Securities not tendered or not accepted for payment are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered Certificate(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the purchase price of such Securities purchased unless evidence satisfactory to the Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s) evidencing the Securities tendered hereby.

        7.    Special Payment and Delivery Instructions.    If a check is to be issued in the name of, and, if appropriate, Certificates for Securities not tendered or not accepted for payment are to be issued or returned to, any person(s) other than the signer of this Letter of Transmittal or if a check and, if appropriate, such Certificates are to be returned to any person(s) other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

        8.    Substitute Form W-9.    To avoid backup withholding, a tendering securityholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such securityholder is not subject to backup withholding of federal income tax, and that such securityholder is a U.S. person (as defined for U.S. federal income tax purposes). If a tendering securityholder has been notified by the Internal Revenue Service ("IRS") that such securityholder is subject to backup withholding, such securityholder must cross out item 2 of the Certification box of the Substitute Form W-9, unless such securityholder has since been notified by the IRS that such securityholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering securityholder to federal income tax withholding on the payment of the purchase price of all Securities purchased from such securityholder. If the tendering securityholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such securityholder should check the box marked "Awaiting TIN" on the Substitute Form W-9, and sign and date the Substitute Form W-9. If the "Awaiting TIN" box is checked and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold a portion of all payments of the purchase price to such securityholder until a TIN is provided to the Depositary.

        Certain securityholders (including, among others, all corporations and certain foreign individuals and entities) may not be subject to backup withholding. Foreign securityholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. Such securityholders should consult a tax advisor to determine which Form W-8 is appropriate. See the enclosed "Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9" for more instructions.

        9.    Requests for Assistance or Additional Copies.    Questions and requests for assistance may be directed to the Information Agent at the address and phone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, IRS Form W-8 and the "Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9" may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

        10.    Lost, Destroyed or Stolen Certificates.    If any certificate representing Securities has been lost, destroyed or stolen, the securityholder should promptly notify EquiServe Trust Company, N.A., in its capacity as transfer agent for the Securities (toll free telephone number: (800) 446-2617). The securityholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF) TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SECURITIES MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

        Under U.S. federal income tax law, you are required to provide the Depositary (as payer) with your correct taxpayer identification number ("TIN") on Substitute Form W-9 included below, if you are a U.S. holder of Securities, or on Form W-8 if you are a foreign holder. Form W-8 can be obtained by calling the Internal Revenue Service at 1-800-TAX-FORM. An individual's TIN is his or her social security number or taxpayer identification number. If the Depositary is not provided with the correct TIN, payments of cash that are made to you or another payee including payments of accrued but unpaid dividends, may be subject to 28% backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

        If backup withholding applies, the Depositary is required to withhold 28% of any such payments of cash made to you or another payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        The box marked "Awaiting TIN" of the Substitute Form W-9 may be checked if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future. If you check that box, you or the other payee must also complete the "Certificate of Awaiting Taxpayer Identification Number" below. If you so certify, all amounts withheld will be returned to you if a properly certified TIN is provided to the Depositary within 60 days. Notwithstanding that the Awaiting TIN box is checked and the Certificate of Awaiting Taxpayer Identification Number is complete, the Depositary will withhold 28% of all such payments if you fail to certify under penalties of perjury that you are exempt from backup withholding.

        You are required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record owner of the Securities or of the last transferee appearing on the transfers attached to, or endorsed on, such securities. If the Securities are registered in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

PAYER'S NAME: EquiServe Trust Company

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part I	Taxpayer Identification Number (TIN)		Awaiting TIN ☐

Enter your TIN in the appropriate box. For individuals, this is your social security number. However, if you are a resident alien OR a sole proprietor, see the Instructions to Form W-9.
For other entities, it is your employer identification number. If you do not have a number, see Obtaining a Number in the Guidelines.		Social security number ☐☐☐☐☐☐☐☐☐ OR	Part II For U.S. Payees Exempt From Backup Withholding (See the Guidelines.)

Note: If the account is in more than one name, see the chart on whose number to enter.		Employer identification number ☐☐☐☐☐☐☐☐☐	-->

Part III	Certification

Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am awaiting for a number to be issued to me),

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).

Certificate Instructions.—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the Guidelines.)

Sign Here	Signature -->	Date -->

NOTE:
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF CASH MADE TO YOU. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECKED THE "AWAITING TIN" BOX ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I certify under penalties of perjury that I am not subject to backup withholding and if I provide a Taxpayer Identification Number within sixty (60) days.

Signature	Date

        Manually signed facsimile copies of the Letter of Transmittal will be accepted, but you should call to confirm receipt of the facsimile. The Letter of Transmittal, certificates for Securities and any other required documents should be sent or delivered by each securityholder of the Company or such securityholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth on the first page.

        Questions and requests for assistance or for additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent at its telephone numbers and location listed below, and will be furnished promptly at the Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

17 State Street, 10th Floor
New York, New York 10004
Banks and Brokers Call: (212) 440-9800
All Others Call Toll Free: (866) 257-5448

The Dealer Manager for the Offer is:

Goldman, Sachs & Co.

85 Broad Street
New York, New York 10004
(212) 902-1000 (Call Collect)
(800) 323-5678 (Call Toll Free)